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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 47 to the Registration Statement (Form N-1A) (No. 2-57791) of Delaware Group State Tax-Free Income Trust of our report dated April 1, 2002, included in the 2002 Annual Report to shareholders.


                                                         /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 29, 2002